Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road San Jose, CA 95120 USA T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com

Monolithic Power Systems Announces Record First Quarter Revenue and Operating Income

Company Will Also Restate 2006 and 2007 Financials to Correct Tax Provision Error That Overstated Book Tax Expense

SAN JOSE, Calif. April 29, 2008—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced operating results for the quarter ended March 31, 2008. The Company also announced that it would be re-stating its 2006 and 2007 annual financial statements to correct an error in the tax provision, which will result in a reduction in reported book tax expense for both years and an increase in reported net income for the year ended December 31, 2007 and a reduction in net loss for the year ended December 31, 2006. Therefore, the results reported today will reflect the Company’s financial performance at the operating income level, and only selected balance sheet data is included.

The operating results for the quarter ended March 31, 2008 are as follows:

•	Net revenues of $35.4 million, up 44.6% from $24.5 million in the first quarter of 2007 and down 8.0% sequentially from $38.5 million in the fourth quarter of 2007

•	Gross margin of 63.2%, compared to 63.4% in the first quarter of 2007 and 63.9% in the fourth quarter of 2007

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GAAP operating expenses of $17.0 million, including $16.3 million for research and development and selling, general and administrative expenses, which includes $2.7 million for stock-based compensation, and $0.7 million for patent litigation expenses

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Non-GAAP(1) operating expenses of $14.3 million, excluding $2.7 million for stock-based compensation. GAAP operating margin of $5.3 million, or 15%, and Non-GAAP(1) operating margin of $8.1 million or 23%.

“We are pleased with the recent quarter’s results; our strongest Q1 in MPS’ history, and a testament to the strategy we have been putting in place over the past eighteen months,” said Michael Hsing, Chief Executive officer and co-founder of MPS. “Our continued focus on rapidly introducing new high-performance products and expanding our global market presence is paying off, and we are well positioned for future growth.”

“We are working to resolve and restate our 2006 and 2007 annual financial statements as quickly as possible,” said Rick Neely, Chief Financial Officer of MPS. “We would like to note that the restatement relates to an error in recording the tax effect of stock-based compensation expense related to MPS’s cost-share agreement with a foreign subsidiary, and will result in a reduction in reported book tax expense in both years and an increase in reported net income for 2007 and a reduction in net loss for 2006. There is no cash impact as a result of this correction. We look forward to providing these and our full quarter results as soon as possible.”

Business Outlook

The following are MPS’ financial targets for the second quarter ending June 30, 2008:

•	Revenues in the range of $38 million to $41 million

•	Gross margin in the mid to upper end of the company’s target range of 60% to 63%

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Research and development and selling, general and administrative expenses between $16.7 million and $18.7 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $13.7 million and $15.2 million. This excludes an estimate of stock-based compensation expense in the range of $3.0 million to $3.5 million

•	Litigation expense in the range of $3.0 million to $3.5 million

(1) Non-GAAP operating expenses, non-GAAP operating margin and non-GAAP research and development and selling, general and administrative expenses differ from operating expenses, operating margin and research and development and selling, general and administrative expenses determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP operating expenses and non-GAAP operating margin for the quarter ended March 31, 2008 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation. A schedule reconciling these amounts is included in this press release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its first quarter ended March 31, 2008 results at 2:00 p.m. PT / 5:00 p.m. ET today, April 29, 2008. To access the conference call and following replay, go to http://ir.monolithicpower.com and click the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 97039398. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding targeted revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expenses for the three months ending June 30, 2008, projected results of the restatements of the 2006 and 2007 fiscal periods and MPS’ position for future growth. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse change in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; unanticipated changes in the restatements of the tax provisions and their impact on our first quarter and prior financial results; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-K filed on March 11, 2008.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Selected Consolidated Balance Sheet Items

(Unaudited, in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$64,300	$83,114
Short-term investments	4,772	27,765
Accounts receivable, net of allowances of $227 and $227 in 2008 and 2007	11,314	8,239
Inventories	16,390	17,487
Long-term investments	39,140	—

Consolidated Statement of Operations Items

(Unaudited, in thousands)

	Three months ended
	March 31, 2008	March 31, 2007
	(in thousands, except per share amounts)
Revenue	$35,409	$24,496
Cost of revenue*	13,044	8,963

Gross profit	22,365	15,533

Operating expenses:
Research and development*	7,572	5,932
Selling, general and administrative*	8,728	6,197
Provision for litigation expense	736	2,847

Total operating expenses	17,036	14,976

Income from operations	5,329	557
Weighted average common shares outstanding	33,340	30,482
Stock options	2,551	3,277

Diluted weighted-average common equivalent shares outstanding	35,891	33,759

* Stock-based compensation has been included in the following line items:
Cost of revenue	$45	$111
Research and development	1,207	1,101
Selling, general and administrative	1,535	1,108

Total	$2,787	$2,320

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

(in thousands, except per share amounts)

Total operating expenses	$17,036	$14,976

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(2,742)	$(2,209)

Non-GAAP total operating expenses	$14,294	$12,767

2008 Second Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands)

	Three months ended June 30, 2008
	Low	High
R&D and SG&A	$16,700	$18,700

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(3,000)	(3,500)

Non-GAAP R&D and SG&A	$13,700	$15,200